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                                                                    EXHIBIT 23.3



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form F-1 of our report dated August 25, 2000, except as to the capital restructuring described in Note 13 which is as of September 21, 2000, relating to the financial statements of United Test and Assembly Center Ltd., which appear in such Registration Statement. We also consent to the references to us under the headings "Selected Consolidated Financial Data" and "Experts" in such Registration Statement.


/s/
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PricewaterhouseCoopers
Singapore
September 28, 2000